TOMI Environmental Solutions, Inc.
NEWS RELEASE
For release October 30, 2012


TOMI ANNOUNCES UPDATE ON COMPANY OPERATIONS

BEVERLY HILLS, Calif. - (October 30, 2012) - TOMI Environmental Solutions, Inc. ("TOMI") (OTCBB:TOMZ), a global bacteria decontamination and infectious disease control company, announced that it had recently exhibited the SteraMist activated hydrogen peroxide technology at several industry conferences.

In May 2012, TOMI exhibited at the Remediation Industry Association's national meeting in Myrtle Beach, South Carolina to present how TOMI's SteraMist air and surface treatment equipment offers the healthcare industry a low cost and effective steraliant that allows professional remediators to resolve contaminated property issues and return the property back to its owner in a useful condition. Dr. Halden Shane, TOMI's Chief Executive Officer, stated, "TOMI has received orders and shipped products to remediators as a result of this exhibition."

In June 2012, TOMI exhibited the SteraMist system at the Association for Professionals in Infection Control and Epidemiology, Inc. ("APIC") 39th Annual Educational Conference & International Meeting in San Antonio, Texas. This year's theme was "Infection Prevention: Improving Outcomes, Saving Lives." A focus at APIC's conference was how to eliminate the incidence of Healthcare Associated Infections. During their presentations, several national healthcare authorities advocated the use of Activated Hydrogen Peroxide. Dr. Shane stated, "SteraMist's activated hydrogen peroxide aerosol portable technology gives a six-log kill, leaves no residue, and converts to only water and oxygen. Developed by a major U.S. Defense contractor, it has historically been used for killing anthrax spores and is currently being used by the military and civil defense in various countries. It is now available through TOMI to the healthcare industry." Dr. Shane also stated that, "It was gratifying to see a high level of interest in SteraMist amongst the attendees at the conference."

In September 2012, TOMI participated as a presenting company at the American Society for Healthcare Risk Management ("ASHRM") Annual Conference in National Harbor, Maryland at which the society officially launched "Getting to Zero(TM):
Eliminating Preventable Serious Safety Events," a multi-faceted patient safety and healthcare risk management initiative that aims at reducing the incidence of preventable serious safety events in healthcare organizations.

Dr. Shane reported that Sinai Hospital in Baltimore, Maryland, upon evaluation of both the initial results from using the SteraMist system in its facility and the protocol and training programs developed by TOMI, has expanded its SteraMist program and ordered additional equipment from TOMI. That brings the use of TOMI's SteraMist bacteria reducing mist to four U.S. hospitals including TOMI's newest addition, Northwest Hospital, located in Randallstown, Maryland.

Dr. Shane also reported that the SteraMist system is currently being tested in the facilities of two other major U.S. hospitals and is under active consideration at several other major U.S. hospitals.

In connection with TOMI's recent hospital-based activities, Dr. Shane announced that, at the invitation from a representative of the Social Security Program of Panama, TOMI was approved to perform an official pilot study, which TOMI completed, to remediate accumulated biological/bacterial colonies. The study determined that TOMI had achieved the expected amount of biological/bacterial colony reductions with its products. Panama's Social Security Program subsequently engaged TOMI to expand this program at its hospitals.

About TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc. (OTCBB:TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through sales and licensing of our premier platform of Hydrogen Peroxide aerosols, Ultra-Violet Ozone Generators and Ultra-Violet Germicidal Irradiation ("UVGI") products and technologies.

TOMI's products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI's products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with the Indoor Air Quality Association, The International Ozone Association and The United States Green Building Council.

For additional product information, visit TOMI's website at www.tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & CEO
(310) 275-2255

INVESTOR RELATIONS:
Syndicated Capital, Inc.
(310) 255-4445